UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 28, 2009

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27265 (Commission File Number)	91-2145721 (IRS Employer Identification Number

250 William Street, Atlanta, Georgia (Address of Principal Executive Offices)	30303 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 2.02	Entry into a Material Definitive Agreement.

On May 28, 2009, Internap Network Services Corporation (the “Company”) entered into an Indemnity Agreement (the “Indemnity Agreement”) with each of its current directors and executive officers. It is anticipated that future directors and executive officers would enter into an Indemnity Agreement with the Company in substantially similar form.

The form of Indemnity Agreement provides, among other things, that the Company will indemnify each director and executive officer, under the circumstances and to the extent provided for therein, for all expenses, judgments, fines, penalties and settlements he or she may be required to pay in actions or other proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under applicable law, and as a supplement to and in furtherance of rights to indemnification under applicable law and the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as further amended from time-to-time.

The form of Indemnity Agreement further provides for the advancement of expenses of each director and executive officer in connection with claims with respect to which such director or executive officer is or may be entitled to indemnification under the Indemnity Agreement. In addition, the Indemnity Agreement obligates the Company to maintain a policy of directors’ and officers’ liability insurance during such time as each director or executive officer serves as a director, officer or other agent of the Company.

The above description is qualified in its entirety by reference to the full text of the Indemnity Agreement, which is attached hereto as Exhibit 10.1

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

10.1	Form of Indemnity Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: May 28, 2009	By:	/s/ Richard P. Dobb
Richard P. Dobb
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Indemnity Agreement.